EXHIBIT 23.5

September 10, 2010

Zuoan Fashion Limited

CONSENT OF FROST & SULLIVAN

Frost & Sullivan hereby consents to references to its name in the Registration Statement on Form F-1 (the “Registration Statement”) in relation to the initial public offering of Zuoan Fashion Limited (together with any new or changed name of Zuoan Fashion Limited that may be adopted in the future, the “Company”) to be filed by with the U.S. Securities and Exchange Commission (the “SEC”) and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, “SEC Filings”). Frost & Sullivan further consents to inclusion of information, data and statements from the reports entitled “China Menswear Market Study, 2009” and “China Consumers’ Environmental Protection Awareness Survey, 2010” (the “Reports”) in the Company’s Registration Statement and SEC Filings, and citation of the Report in the Company’s Registration Statement and SEC Filings. Frost & Sullivan also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

Frost & Sullivan

By:	[SEAL]

Name:	Sophia Wang

Title:	Consulting Manager